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                                                                    EXHIBIT 5.1


                                                     September 14, 1999


AvalonBay Communities, Inc.
2900 Eisenhower Avenue, Suite 300
Alexandria, Virginia 22314

  Re:    Legality of Securities to be Registered
         under Registration Statement on Form S-3

Ladies and Gentlemen:

         This opinion is furnished in connection with the registration on Form S-3 (the "Registration Statement"), pursuant to the Securities Act of 1933, as amended (the "Securities Act"), which relates to the possible sale from time to time of up to 267,553 shares (the "Redemption Shares") of common stock, par value $.01 per share ("Common Stock"), of AvalonBay Communities, Inc., a Maryland corporation (the "Company"), by holders of units of limited partnership interest ("Units") in Bay Pacific Northwest, L.P., a Delaware limited partnership (the "Partnership"), of which the Company is the sole general partner. The holders of the Units may receive the Redemption Shares (together with rights to purchase shares of Series E Junior Participating Cumulative Preferred Stock, par value $.01 per share, which are attached to all shares of Common Stock) upon the tender of such holder's Units to the Partnership for redemption if the Company exercises its right pursuant to the Partnership's Agreement of Limited Partnership, as amended (the "Partnership Agreement"), to issue the Redemption Shares in exchange for such tendered Units. The Registration Statement provides that the Redemption Shares may be offered from time to time by the selling stockholders, at prices and on terms to be determined at the time of sale and to be set forth in one or more prospectus supplements (each a "Prospectus Supplement") to the prospectus contained in the Registration Statement to the extent required by law.

         In connection with rendering this opinion, we have examined (i) the charter of the Company, as amended to the date hereof and on file with the Maryland State Department of Assessments and Taxation; (ii) the bylaws of the Company, as amended to the date hereof; (iii) the Partnership Agreement; (iv) such records of the corporate proceedings of the Company as we deemed material;
(v) the Registration Statement and the exhibits thereto; and (vi) such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as certified, photostatic or facsimile copies, the authenticity of the originals of such copies and the authenticity of telephonic confirmations of public officials and others. As to facts material to our opinion, we have relied upon certificates or telephonic confirmations of public officials and certificates, documents, statements and other information of the Company or representatives or officers thereof.



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AvalonBay Communities, Inc.
September 14, 1999
Page 2

         We are attorneys admitted to the practice of law in the Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America and the Maryland General Corporation Law, and also express no opinion with respect to the blue sky or securities laws of any state, including Massachusetts and Maryland.

         Based upon the foregoing, we are of the opinion that under the Maryland General Corporation Law, when the Registration Statement relating to the Registered Shares has become effective under the Securities Act and the Redemption Shares have been duly issued in exchange for Units tendered to the Partnership for redemption in accordance with the provisions of the Partnership Agreement, such Redemption Shares will be validly issued, fully paid and nonassessable.

         The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us with respect to this opinion under the heading "Legal Matters" in the Prospectus which is a part of such Registration Statement.


                                             Very truly yours,

                                             /s/ Goodwin, Procter & Hoar LLP

                                             GOODWIN, PROCTER & HOAR  LLP